CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-214403 of Allstate Assurance Company Variable Life Separate Account ("the Account") on Form N-6 of our report dated April 10, 2019, relating to the statutory-basis financial statements and the related financial statement schedules of Allstate Assurance Company (which report expresses an unqualified opinion on such financial statements and includes an emphasis of matter paragraph that indicates that such financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Department of Insurance (“statutory basis”), which differ from and are not in accordance with accounting principles generally accepted in the United States of America; and which expresses an adverse opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America as the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material), appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 12, 2019